Exhibit 99.2

News Release

Ocean Power Technologies achieves significant step in resolving remaining legacy issues and better positions the Company for future growth

Monroe Township, N.J., March 15, 2018 (GLOBE NEWSWIRE) — Ocean Power Technologies, Inc. (NASDAQ:OPTT) announced today that the US District Court in New Jersey, on March 9, 2018, issued an order granting preliminary approval of a proposed settlement of the consolidated derivative lawsuit entitled Douglas Labare, Derivatively and on Behalf of Ocean Power Technologies, Inc., v. Charles Dunleavy, et al., Case No. 3:15-cv-01980-FLW-LHG. The Company and certain of its current and former directors and officers were named in a derivative lawsuit, first filed in March 2015, relating to an agreement, terminated in the summer of 2014, between one of the Company’s subsidiaries and a governmental entity in Australia. The settlement, if granted final approval by the Court, will resolve all of the claims alleged in the derivative lawsuit without any admission or concession of wrongdoing or liability by the Company or the other defendants.

George Kirby, President and Chief Executive Officer of OPT commented, “The proposed settlement of the derivative lawsuit is another significant step for OPT to resolve legacy issues and better positions the Company for future growth. We value all of our stockholders and investors, and we are pleased to be in a position to put this litigation behind us. I want to personally thank all the parties that were involved in the process.”

The Court order also approved a proposed Notice to Current Ocean Power Stockholders of Proposed Settlement (the “Notice”) and set a hearing date to determine whether the Court should issue a final order approving the settlement for May 14, 2018. Any objections to the settlement must be filed in writing with the Court no later than April 30, 2018. Additional information concerning the terms of the proposed settlement as well as the May 14th hearing and the requirements for objections can be found in the Notice, which is available on the investor relations portion of the Company’s website at www.oceanpowertechnologies.com.

About Ocean Power Technologies

Headquartered in Monroe Township, New Jersey, Ocean Power Technologies aspires to transform the world through durable, innovative and cost-effective ocean energy solutions. Its PB3 PowerBuoy™ uses ocean waves to provide clean and reliable electric power and real-time communications for remote offshore applications in markets such as oil and gas, defense, security, ocean observing, and communications. To learn more, visit www.oceanpowertechnologies.com.

Forward-Looking Statements

This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

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Investor Relations Contact:

Jackie Marcus or Steve Calk

Email: OPTT@alpha-ir.com

Phone: 312-445-2870

Media Contact:

Marilyn Vollrath

Reputation Partners, LLC

Phone: (414) 376-8834i

Email: Marilyn@reputationpartners.com

Ocean Power Technologies Inc.